Exhibit 99.1

News Release

Edgen Group Announces Pricing of $540.0 Million of Edgen Murray Corporation’s Senior Secured Notes

BATON ROUGE, LA, October 5, 2012 — Edgen Group Inc. (“Edgen”) (NYSE:EDG) today announced that its indirect subsidiary, Edgen Murray Corporation (“EMC”) has priced its offering of $540 million aggregate principal amount of its 8.750% Senior Secured Notes due 2020 (the “Notes”) in a private offering.  The Notes will be issued at 99.285% of face value and will mature on November 1, 2020.  The offering is expected to close on October 16, 2012, subject to satisfaction of customary closing conditions.

The offering size has been reduced to $540 million from $575 million as Edgen has elected not to repay from the proceeds from the Notes offering an 8% note payable issued to the former owner of one of its predecessor companies as originally contemplated.  Edgen will continue to focus on its goals of overall debt and interest cost reduction in a cost effective manner supported by cash flows from its normal course operations, availability under its credit facilities, or other financing options.

The terms of EMC’s new offering provide that the Notes and related guarantees will be secured on a first priority basis by substantially all of our and the guarantors’ current and future property and assets (other than the collateral securing our asset-backed credit facilities and certain other assets), including the capital stock of each wholly owned subsidiary of Edgen, which, in the case of foreign subsidiaries, is limited to 65% of the voting stock and 100% of the non-voting stock of each such subsidiary that is a first-tier foreign subsidiary.  The Notes and related guarantees will be secured on a second priority basis by the collateral that secures our asset-backed credit facilities on a first priority basis.

Interest will be payable semi-annually at a rate of 8.750% per annum on May 1 and November 1 of each year, beginning on May 1, 2013.

We intend to use all of the net proceeds to us from this offering to repay or retire all of EMC’s outstanding senior secured notes (including the payment of premiums, consent fees, accrued interest and other fees and expenses associated with such repayment).  Any remaining net proceeds would be used for general corporate purposes.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes, nor shall there be any offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The offering will be made by means of an offering memorandum to qualified institutional buyers pursuant to Rule 144A and to certain persons in offshore transactions pursuant to Regulation S, each under the Securities Act of 1933, as amended (the “Securities Act”). The securities will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About Edgen Group

Edgen Group is a leading global distributor of specialized products and services to the energy and industrial infrastructure markets, including steel pipe, valves, quenched and tempered and high yield heavy plate and related components.  Edgen Group is headquartered in Baton Rouge, Louisiana.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws.  All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the proposed Notes offering, the timing, maturity and other terms of the Notes and use of proceeds therefrom, our ability to reduce overall debt levels and interest cost or our ability to obtain financing from other sources in the future.  These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements including, but not limited to, that there can be no assurance that the Notes will be sold in the amount or on the terms expected or at all.  Our historical financial information, and the risks and other important factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition, are contained in our filings with the Securities and Exchange Commission (“SEC”), including our prospectus filed with the SEC on April 27, 2012 and in our subsequent filings with the SEC made prior to or after the date hereof.  We undertake no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.  Readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Contacts

Edgen Group Inc.
Erika Fortenberry, 225-756-9868
Director of Investor Relations